Exhibit 99.1

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092

NOBLE CORPORATION REITERATES ITS PRIOR STATEMENT
REGARDING AN OFFER FOR SMEDVIG ASA
     SUGAR LAND, Texas, December 29, 2005 — Noble Corporation (NYSE: NE) (the “Company”) reiterates the December 19, 2005 statement of its plans in regard to an offer for the shares of Smedvig ASA. By news release of that date, the Company stated that it was currently reviewing its available alternatives in preparing to make an offer for shares of Smedvig ASA although neither a timetable nor the terms and conditions for any such offer had yet been established by the Company. The preparations of the Company in this regard are proceeding diligently to finalization.
     The Company reported on December 23, 2005 that it had completed the purchase of 21,095,600 Class A shares and 2,501,374 Class B shares of Smedvig ASA from Peter T. Smedvig and members of his family and entities he controls for an aggregate purchase price of NOK 4,594,326,100.
     No tender offer has commenced, and the Company reserves the right to pursue all options available to it. This press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell securities of Smedvig ASA. If the Company should commence a tender offer, the Company would file a tender offer statement and related materials with the United States Securities and Exchange Commission and with the Oslo Stock Exchange. Smedvig ASA security holders should read any such materials carefully because they would contain important information with respect to any such potential offer. Any such materials would be made available to Smedvig ASA security holders by the Company at no expense to them. In addition, the materials (and all other offer documents filed with the U.S. Securities and Exchange Commission) would be available at no charge on the U.S. Securities and Exchange Commission’s Website at www.sec.gov.

     Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company’s premium fleet of 62 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 43 jackups and three submersibles. The fleet count includes two new F&G JU-2000E enhanced premium jackups, with scheduled delivery of the first unit in the third quarter of 2007 and the second unit in the first quarter of 2008. As previously announced, these units have been contracted. Approximately 80 percent of the fleet is currently deployed in international markets, principally including the Middle East, Mexico, the North Sea, Brazil, West Africa, India, and the Mediterranean Sea. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.
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     Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
NC-358
12/29/05
For additional information, contact:
Bruce W. Busmire, Senior Vice President and Chief Financial Officer
Noble Corporation, 281-276-6100